EXHIBIT 4(b)





                    [FORM OF FACE OF SENIOR DEBT SECURITY]


No.                                                   $
                                                      CUSIP

                                USG CORPORATION

                             % [       ] Due

            USG Corporation, a Delaware corporation (herein called
the "Issuer", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ______________ or registered assigns, the
principal sum of            United States Dollars on
______________, and to pay interest, semiannually on ______________ and ______________ of each year, commencing ______________, on said principal sum, at the rate per annum specified in the title of this
[      ], on a semiannual bond equivalent basis using a 360-day
year composed of twelve 30-day months from the ______________ or the ______________, as the case may be, next preceding the date of
this [      ]to which interest has been paid, unless the date
hereof is a date to which interest has been paid, in which case
from the date of this [      ], or unless no interest has been paid
on this [      ], in which case from ______________,
______________, until payment of said principal sum has been made or duly provided for. Payments of such principal and interest shall be made at the office or agency of the Issuer in ______________, which, subject to the right of the Issuer to vary or terminate the appointment of such agency, shall initially be at the principal office of ______________ [, and subject to any laws or regulations applicable thereto in the country of any such agency and subject to the right of the Issuer to vary or terminate the appointment of any such agency or to appoint additional and other such agencies, at the main offices of ______________ in ______________]; provided, that payment of interest may be made at the option of the Issuer by check mailed to the address of the person entitled thereto as such address shall appear on the Security Register. Notwithstanding the foregoing, if the date hereof is after the _____ day of ______________ or ______________, case may be, and before the following ______________ or
______________, this [      ] shall bear interest from such
______________; or provided, that if the Issuer shall default in the payment of interest due on such ______________ or ______________, then this [______________] shall bear interest from the next preceding ______________ or ______________, to which interest has been paid or, if no interest has been paid on this
[      ], from ______________.  The interest so payable on any
______________ or ______________, will, subject to certain
exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this [is registered at the close of business on the ______________ or ______________, as the case may be, next preceding such ______________ or ______________. Reference is made to the further provisions of this [______________] set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

            This [      ] shall not be valid or become obligatory for
any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture referred to on the reverse hereof.

            IN WITNESS WHEREOF, USG Corporation has caused this instrument to be signed by facsimile by its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

                                    USG CORPORATION


                                    By:

ATTEST:




               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

            This is one of the Securities of the Series designated herein referred to in the within-mentioned Indenture.

Dated:                              ________________________,
                                    as Trustee


                                    By:
                                          Authorized Signatory

                                                      or

                                    ________________________,
                                    as Trustee

                                    By:
                                          as Authentication Agent


                                    By:
                                          Authorized Signatory

                      [FORM OF REVERSE OF DEBT SECURITY]

                                USG CORPORATION

                               % [      ] Due


            This [           ] is one of a duly authorized issue of
debentures, notes, bonds or other evidences of indebtedness of the Issuer (hereinafter called the "Securities") of the Series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of __________ (herein called the "Indenture"), duly executed and delivered by the Issuer to ______________, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities may be issued in one or more Series, which different Series may be issued in various aggregate principal amounts, may bear interest at different rates, which may be fixed or variable, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as provided in the Indenture.
This [        ] is one of a Series designated as the _______%
[        ]  Due __________ of the Issuer, limited in aggregate
principal amount to _____________.

            In case an Event of Default with respect to the ______% [______] Due _____________ shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

            The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of a majority of the aggregate principal amount of the Securities at the time Outstanding of all Series to be affected (treated as one class), evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such Series; provided, however, that no such supplemental indenture shall (i) extend the Stated Maturity of any Security, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable upon redemption thereof, or impair or affect the right of any Holder to institute suit for the payment thereof or, if the Securities provide therefor, any right of repayment at the option of the Securityholder, without the consent of the Holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities of any Series, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holder of each Security affected. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any Series, prior to any declaration accelerating the maturity of such Securities, the Holders of a majority in aggregate principal amount Outstanding of the Securities of such Series (or, in the case of certain defaults or Events of Default, all or certain Series of the Securities) may on behalf of the Holders of
all the Securities of such Series (or all or certain   Series of
the Securities, as the case may be) waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a default in the payment of the principal of or premium, if any, or interest on any of the Securities. Any such consent or waiver by the Holder of this [ ] (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners
of this [         ] and any [        ] which may be issued in
exchange or substitution herefor, irrespective of whether or not
any notation thereof is made upon this [               ] or such
other [             ].

            No reference herein to the Indenture, and no provision of
this [       ] or of the Indenture, shall alter or impair the
obligation of the Issuer, which is absolute and unconditional, to pay the principal of [(and any premium, if any)] and interest on
this [      ] in the manner, at the respective times, at the rate,
and in the coin or currency herein prescribed.

            The [     ] are issuable only in registered form without
coupons in denominations of $1,000 and any integral multiple of $1,000. As provided in the Indenture, and subject to certain
limitations set forth therein, [     ] in registered form are
exchangeable for one or more new Securities of this Series and of like tenor, for the same aggregate principal amount and of authorized denominations, as requested by the Holder surrendering the same at the agency of the Issuer in __________ [or _________]. No service charge shall be made for any such exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            [The [      ] may be redeemed at the option of the Issuer
as a whole, or from time to time in part, on any date after _______ and prior to maturity, upon mailing a notice of such redemption not less than 15 nor more than 60 days prior to the date fixed for redemption to the Holders of [ ] at their last registered addresses, all as further provided in the Indenture, at the following redemption prices (expressed in percentages of the principal amount) together in each case with accrued interest to the date fixed for redemption:

            If redeemed during the twelve-month period beginning
            [__________]:

            Year     Percentage    Year     Percentage]

            [The [_____________] are also subject to redemption, through the operation of the sinking fund as herein provided on _________ and on each __________ thereafter to and including
_________ on notice as set forth above and at 100% of the principal amount thereof (the sinking fund redemption price), together with accrued interest to the date fixed for redemption.]

            [As and for a sinking fund for the retirement of the and so long as any of the [__________] remain outstanding and unpaid, the Issuer will pay to the Trustee in cash (subject to the right to deliver certain [__________] in credit therefor as provided in the Indenture), on or before ________ and on or before _________ in each year thereafter to and including __________ an amount sufficient to redeem $___________ principal amount of the [____________] (or such lesser amount equal to the principal amount then Outstanding) at the sinking fund redemption price.]

            [At its option the Issuer may, in cash, pay into the sinking fund for the retirement of [__________], except as provided in the Indenture, on or before _______________ and on or before _____________ in each year thereafter to and including
_______________, an amount sufficient to redeem an additional principal amount of [_______________] up to but not to exceed $__________ at the sinking fund redemption price. To the extent that the right to such optional sinking fund payment is not exercised in any year, it shall not be cumulative or carried forward to any subsequent year.]

            Upon due presentment for registration of transfer of this
[         ] at the office or agency of the Issuer in ___________
[or _____________], a new [     ] or [    ] of this Series of
authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

            The Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the
absolute owner of this [     ] (whether or not this [      ] shall
be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

            No recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any indenture
supplemental thereto or in this [      ], or because of the
creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

            The Indenture with respect to any Series will be discharged and cancelled except for certain Sections thereof, subject to the terms of the Indenture, upon the payment of all the Securities of such Series or upon the irrevocable deposit with the Trustee of cash or Government Obligations (or a combination thereof) sufficient for such payment in accordance with Article Ten of the Indenture.

            The Indenture and this [___________] shall be deemed to be contracts made under the laws of the State of New York, and for all purposes shall be governed by, and construed in accordance with, the laws of such State.

            Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

                  FOR VALUE RECEIVED, the undersigned hereby
                      sells, assigns and transfers unto

Please Insert Social Security or
Other Identifying Number of Assignee

[________________________________________________________________
__] [Please Print or Typewrite Name and Address of Assignee]

the within [        ] and hereby does irrevocably constitute and
appoint ________________________________ Attorney to transfer  said
[     ] on the books of the within-mentioned Company, with full
power of  substitution in the premises.

Dated: _____________________        ___________________________________

                                    *
                                    __________________________________
                                    NOTICE: The signature to this
                                    assignment must correspond with the
                                    name as written upon the face of the
                                    [     ] in every particular, without
                                    alteration or enlargement or any
                                    change whatever.

                           OPTION TO ELECT REPAYMENT

            The undersigned hereby requests and instructs the
Corporation to repay this [       ] (or portion thereof specified
below) pursuant to its terms at a price equal to the principal amount thereof, together with interest accrued to the date of repayment, to the undersigned at:
________________________________________________________________.
(Please Print or Typewrite Name and Address of the Undersigned)

*Your signatures must be guaranteed by a member of the Medallion
System

            For this [     ] to be repaid the Corporation must
receive, at the office of the Trustee, ______________, or at such other place or places of which the Corporation shall from time to
time notify the Holder of this [    ], during the period from and
including [    ] to and including the close of business on [     ]
(or if [       ] is not a Business Day, the immediately preceding
Business Day), (i) this [         ] with this "Option to Elect
Repayment" form duly completed, or (ii) a communication in the form
specified above in this [        ].  The exercise of this "Option
to Elect Repayment" is irrevocable.

            If less than the entire principal amount of this [     ]
is to be repaid, specify the portion thereof (which shall be in increments of $1,000) which the Holder elects to have repaid:
$________; and specify the denomination or denominations (which
shall be in increments of $1,000) of the [     ] to be issued to
the Holder for the portion of this [    ] not being repaid (in the
absence of any such specification, one such [     ] will be issued
for the portion not being repaid): $__________.


Dated: __________________           ______________________________


                                    *
                                    ______________________________
                                    Note: The signature on this Option
                                    to Elect Repayment must correspond
                                    with the name as written upon the
                                    face of this [    ] in every
                                    particular without alteration or
                                    enlargement.

                                    Holder's Tax I.D. Number: ______

*Your signatures must be guaranteed by a member of the Medallion
System.